EXHIBIT 10.1

Salary and Bonuses for Named Executive Officers

The following table includes all 2004 performance bonuses paid to our Named Executive Officers during first quarter of 2005, along with salaries established and paid to theses officers in the first quarter of 2005:

Named Executive Officer	Annual Salary Established	Bonus Paid
Christopher J. Calhoun	$363,397	$79,900
Mark E. Saad	$303,397	$12,500
Marc H. Hedrick, MD	$278,397	$50,000
Sharon V. Schulzki	$265,997	$41,750
Charles E. Galetto	$215,000	$21,500
Bruce Reuter	$200,000	$18,300